UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2007

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of J. Curt Hockemeier as Chief Executive Officer, President, and Director

On June 11, 2007, Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) issued a press release announcing, among other matters, the resignation of J. Curt Hockemeier as Chief Executive Officer, President, and Director of Arbinet, effective June 11, 2007 (the “Resignation Date”).

In connection with Mr. Hockemeier’s resignation as Chief Executive Officer, President, and Director of Arbinet, Arbinet entered into a Resignation Agreement with Mr. Hockemeier, dated June 11, 2007 (the “Resignation Agreement”). Under the terms of the Resignation Agreement, Mr. Hockemeier will receive a one-time lump sum payment of $524,639.72, which consists of:

•

severance in an amount equal to 12 months’ base salary at the rate in effect on the Resignation Date plus two months’ base salary for the 60 day notice period required under Mr. Hockemeier’s employment letter with the Company dated March 29, 2000, which 60 day notice period runs from the Resignation Date to August 11, 2007 (the “Notice Period”), or an aggregate of $490,000;

•

reimbursement for COBRA payments plus an amount equal to potential employer contributions to Arbinet’s retirement plan, each for a period of 12 months following the end of the Notice Period, which amount cannot exceed $25,000; and

•	an amount equivalent to the employer portion of COBRA payments, accrued vacation, and potential employer contributions to Arbinet’s retirement plan during the Notice Period, or $9,639.72.

In addition, Mr. Hockemeier will be paid his accrued and unpaid salary and vacation time through the Resignation Date.

The Resignation Agreement also provides that Mr. Hockemeier’s outstanding stock options, restricted stock, and restricted stock units, as applicable, will continue to vest during the Notice Period. Pursuant to the terms of the performance share award agreement, Mr. Hockemeier has forfeited his performance shares as of the Resignation Date. Additionally, the vesting of Mr. Hockemeier’s outstanding stock options, restricted stock, and restricted stock units will accelerate such that 16/48th of the original grant amount held by Mr. Hockemeier at the end of the Notice Period will vest. Mr. Hockemeier will have six months from the Resignation Date to exercise all vested stock options.

The above summary of the Resignation Agreement does not purport to be complete and is qualified in its entirety by reference to the Resignation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Appointment of Roger H. Moore as Interim Chief Executive Officer and President

On June 11, 2007, Arbinet issued a press release announcing, among other matters, the appointment of Roger H. Moore, 65, as interim Chief Executive Officer and President of Arbinet, effective June 11, 2007.

Mr. Moore has served as a director of Arbinet since August 2005. In December 2001, Mr. Moore retired as the Chief Executive Officer of Illuminet Holdings, Inc., a leading provider of intelligent network and signaling services. Mr. Moore served as President and Chief Executive Officer of Illuminet Holdings from 1995 to 2001, when it was acquired by VeriSign, Inc., the leading provider of intelligent infrastructure services for the Internet and telecommunications networks. From 1985 to 1995, Mr. Moore served in a variety of senior management positions at Nortel Networks, including President of Nortel Japan. Mr. Moore also served as President of AT&T Canada from 1982 to 1985. Mr. Moore holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University. Mr. Moore is currently a director of VeriSign, Inc., Western Digital Corporation and Consolidated Communications, Inc.

There is no arrangement or understanding pursuant to which Mr. Moore was selected as interim Chief Executive Officer and President. There are no related party transactions between Arbinet and Mr. Moore reportable under Item 404(a) of Regulation S-K.

Salary and other elements of Mr. Moore’s compensation at Arbinet have not yet been determined. The Company will disclose the material terms of any employment agreement and/or compensation arrangement as required under the regulations of the Securities and Exchange Commission.

Mr. Moore will continue to serve as a director of Arbinet, but has resigned from the Special Committee, Audit Committee, and Compensation Committee of the Board of Directors of the Company.

On June 11, 2007, the Company issued a press release regarding, among other matters, the resignation and appointment described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 11, 2007, the Board of Directors of Arbinet issued a press release announcing, among other matters, the conclusion of its strategic alternative review process, which was announced and reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 23, 2007.

Also on June 11, 2007, the Board of Directors of Arbinet authorized the repurchase of up to $15 million of the Company’s common stock at any time and from time to time (the “Repurchase Plan”). The share repurchases may be made at management’s discretion in the open market in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price, and other factors. The Repurchase Plan may be suspended or discontinued at any time. Shares of the Company’s common stock repurchased under the Repurchase Plan will be held in the Company’s treasury.

Effective June 11, 2007, the Board of Directors appointed Robert C. Atkinson Chairman of the Board of Directors. Mr. Atkinson has served as a director of Arbinet since June 2005 and will not receive any additional consideration in connection with this appointment.

On June 11, 2007, the Company issued a press release regarding, among other matters, the conclusion of its strategic review process, the Repurchase Plan, and the appointment of Mr. Atkinson as Chairman, each as described in this Item 8.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Resignation Agreement by and between J. Curt Hockemeier and Arbinet-thexchange, Inc., dated as of June 11, 2007*

99.1	Press Release of Arbinet-thexchange, Inc., dated June 11, 2007.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

Date: June 11, 2007

By:  /s/   John B. Wynne, Jr.

        Name: John B. Wynne, Jr.

        Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Resignation Agreement by and between J. Curt Hockemeier and Arbinet-thexchange, Inc., dated as of June 11, 2007*

99.1	Press Release of Arbinet-thexchange, Inc., dated June 11, 2007.*

*	Filed herewith